EX-34.11


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Report of Independent Registered Public Accounting Firm


Board of Directors

Trimont Real Estate Advisors, Inc


We have examined management's assertion, included in the accompanying Management's Certification Regarding Compliance with Applicable Servicing Criteria ("Management's Report"), that Trimont Real Estate Advisors, Inc. (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission's Regulation AB as of and for the year ended December 31, 2013, except for those criteria noted as not applicable (N/A) within Exhibit A. The transactions covered by this report are only those transactions processed by the Company in its capacity as trust, senior trust or operating advisor for the asset backed securities transactions (the "Platform"). Reference Exhibit B for the transactions covered by this examination. Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria for the Platform based on our examination.


Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria for the Platform and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities constituting the Platform and evaluating whether the Company performed servicing activities related to those transactions and securities in compliance with the applicable servicing criteria for the period covered by this report. Accordingly, our testing may not have included servicing activities related to each asset-backed transaction or security constituting the Platform. Further, our examination was not designed to detect material noncompliance that may have occurred prior to the period covered by this report and that may have affected the Company's servicing activities during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the applicable servicing criteria.


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In our opinion, management's assertion that Trimont Real Estate Advisors, Inc. complied with the applicable servicing criteria identified in Exhibit A and Exhibit B as of and for the year ended December 31, 2013 for the Platform is fairly stated, in all material respects.


Charlotte, North Carolina

/s/ Grant Thornton LLP

March 1, 2014


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